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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference to the registration statements of L-3 Communications Holdings, Inc. and subsidiaries (the "Company") on Forms S-8 (File No's. 333-59281, 333-64389, 333-78317 and 333-64300) and on Forms S-3
(File No.'s 333-58328, 333-75558 and 333-84826) of our report dated February 4, 2002 except as to Note 1, Note 2 (Basis of Presentation and Recently Issued Accounting Standards) and Note 16 to the consolidated financial statements, for which the date is May 20, 2002 on our audits of the consolidated financial statements of the Company as of December 31, 2001 and 2000 and for the three years ended December 31, 2001, which report is included in the Current Report on Form 8-K dated June 19, 2002.

We also consent to the reference to us under the heading "Experts", which is part of this Registration Statement.


                                        /s/ PricewaterhouseCoopers LLP

New York, New York
June 19, 2002